Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Openwave Systems Inc. for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Vrij, as Chief Executive Officer of Openwave Systems Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Openwave Systems Inc.

	By:	/S/ ROBERT VRIJ
August 29, 2007		Robert Vrij President and Chief Executive Officer

In connection with the Annual Report on Form 10-K of Openwave Systems Inc. for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jean-Yves Dexmier, as Chief Financial Officer of Openwave Systems Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Openwave Systems Inc.

	By:	/S/ JEAN-YVES DEXMIER
August 29, 2007		Jean-Yves Dexmier Chief Financial Officer